Rule 424 (b) (3)
Registration No. 333-51306
CUSIP #: 63743HDD1

PRICING SUPPLEMENT NO. 2846 DATED April 11, 2001
TO PROSPECTUS SUPPLEMENTAL DATED January 22, 2001
AND BASE PROSPECTUS DATED December 15, 2000

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$750,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	04/17/01
Maturity Date:	04/17/02
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 3 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 17th of each July, October, January, and the Maturity Date, commencing July 17, 2001
Reset Period:	Quarterly
Interest Reset Dates:	On the 17th of each July, October, and January, commencing April 17, 2001
Redemption Date:	None
Agents Discount or Commission:	0.050%
Agent(s):	Lehman Brothers
Capacity:	Agent
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $10,050,000,000 and, to date, including this offering, an aggregate of $9,365,826,000 Series C have been issued.